UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported): January 7, 2008

SLM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of formation)	File No. 001-13251 (Commission File Number)	52-2013874 (I.R.S. employer Identification No.)

12061 Bluemont Way, Reston, VA 20190	20190
(Address of registrant’s principal executive offices)	(zip code)
Registrant’s telephone number including area code: (703) 810-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On January 7, 2008, the Board of Directors of SLM Corporation (the “Company”) appointed Anthony P. Terracciano as Chairman of the Board. Mr. Terracciano was also appointed Chairman of the Executive Committee of the Board. Albert L. Lord was appointed Vice Chairman of the Board and its Executive Committee and continues to serve as Chief Executive Officer. In addition, the Board announced the appointment of John (Jack) F. Remondi as Vice Chairman and Chief Financial Officer, effective January 8, 2008.
          Mr. Terracciano was formerly President of First Union Corporation (now Wachovia), Chairman and Chief Executive Officer of First Fidelity Bank Corporation, President and Chief Operating Officer of Mellon Bank, Vice Chairman of Chase Manhattan Bank, and non-executive Chairman of both The Dime Bank and Riggs National Corporation.
          From July 1999 to August 2005, Mr. Remondi held various executive officer positions with the Company. Prior to re-joining the Company, he was portfolio manager at Par Capital Management, a Boston-based investment management company.
          Compensation information for Messrs. Terracciano and Remondi will be filed subsequently as an amendment to this Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION
By:	/s/ MICHAEL E. SHEEHAN
Name:	Michael E. Sheehan
Title:	Senior Vice President and Deputy General Counsel

Dated: January 9, 2008